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                              THE SCOTTS COMPANY
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 6, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Shares of The Scotts Company (the "Company") hereby appoints Paul D. Yeager and Craig D. Walley, and each of them, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the Stouffer Dublin Hotel, 600 Metro Place North, Dublin, Ohio, on Thursday, April 6, 1995, at 10:00 a.m., Eastern Standard Time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual meeting or at any adjournment or adjournments thereof:

1. To approve the acquisition of one-third or more but less than a majority of the voting power of the Company by the shareholders of Miracle-Gro Products, Inc., Stern's Nurseries, Inc., Miracle-Gro Lawn Products, Inc., and Miracle-Gro Products Limited

         / / FOR          / / AGAINST              / / ABSTAIN

2.  To amend Article FOURTHof the Amended Articles of Incorporation of the
Company

         / / FOR          / / AGAINST              / / ABSTAIN

3. To amend the Amended Articles of Incorporation of the Company to add a new Article NINTH

         / / FOR          / / AGAINST              / / ABSTAIN

4. To amend Subparagraphs (A) and (B) of Section 2.02 of the Code of Regulations of the Company

         / /  FOR         / / AGAINST              / / ABSTAIN

5. To amend Subparagraph (C) of Section 2.02 of the Code of Regulations of the Company

         / /FOR           / / AGAINST              / / ABSTAIN

6.  To amend Section 6.01 of the Code of Regulations of the Company

         / / FOR          / / AGAINST              / / ABSTAIN

7. To elect three directors for terms of one year, to elect three directors for terms of two years and to elect three directors for terms of three years (or, if Proposal No. 4 is not adopted, to elect nine directors to serve until the next Annual Meeting of Shareholders).

         For terms of one year:

                 Theodore J. Host, Karen Gordon Mills, Tadd C. Seitz

                 / / Vote for all nominees
                 / / Vote for all nominees except _________________________

         For terms of two years:

                 James B Beard, John M. Sullivan, L. Jack Van Fossen

                 / / Vote for all nominees
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                 / / Vote for all nominees except _________________________

         For terms of three years:

                 John S. Chamberlin, Joseph P. Flannery, Donald A. Sherman

                 / / Vote for all nominees
                 / / Vote for all nominees except ___________________________

In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED 'FOR' PROPOSAL NOS. 1-6 AND 'FOR' THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 7 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)


         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated March [8], 1995, the Proxy Statement/Prospectus furnished therewith, and the Annual Report of the Company for the fiscal year ended September 30, 1994. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

                      Date _______________________________

                      ____________________________________

                      ____________________________________
                      Shareholder sign name exactly as it is stenciled hereon.

                      Note: Please fill in, sign and return this proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint Owners should sign individually. (Please note any change of address on this proxy).

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              THE SCOTTS COMPANY